Exhibit 10.1


                                     FORM OF
                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT made this ______ day of _______________, _______, between American Biltrite Inc., a Delaware corporation (the "Company"), and _________________________ (the "Optionee").

      Pursuant to the American Biltrite Inc. 1993 Stock Award and Incentive Plan, as amended (the "Plan"), the Committee has determined that the Optionee is to be awarded, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan), a nonqualified stock option (an "Option") to purchase Stock in tandem with a Limited SAR, and hereby grants such Option and Limited SAR. Capitalized terms which are not defined in this Option Agreement will have the meanings set forth in the Plan.

            1. Number of Shares of Stock and Purchase Price. The Optionee is hereby granted an Option to purchase _______________ shares of Stock (the "Option Shares") at a purchase price equal to _______________ per Share (the "Option Price") in tandem with a Limited SAR for the same number of Shares of Stock, pursuant to the terms of this Option Agreement and the provisions of the Plan.

            2. Period of Option and Conditions of Exercise.

                  (a) The Option shall be deemed to have been granted on the date hereof (the "Date of Grant") and, unless the Option is previously terminated pursuant to this Option Agreement or the Plan, the Option shall terminate upon the expiration of ten (10) years from the Date of Grant (the "Expiration Date"). Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

                  (b) Subject to the provisions of the Plan and this Option Agreement, the Option shall become exercisable as to twenty percent (20%) of the Option Shares on each of the first five (5) anniversaries of the Date of Grant; provided that, all Options shall become fully vested and exercisable upon the occurrence of a Change in Control.
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            3. Termination of Employment

                  (a) Except as provided in this Section 3, Options may not be exercised, and such Options shall terminate, beginning on the date the Optionee has ceased to be employed by the Company or an Affiliate. In the event that an Optionee ceases to be employed by the Company or an Affiliate, any Options held by such Optionee may be exercised and shall terminate as follows:

                        (i) if the Optionee's termination of employment is due to retirement, Disability (as hereinafter defined), dismissal without Cause (as hereinafter defined) or voluntary termination with the consent of the Company or Affiliate by which the Optionee was employed, the Optionee may, at any time within 30 days after such termination of employment, exercise any Options to the extent that the Optionee was entitled to exercise such Options on the date of the Optionee's termination of employment; and

                        (ii) if the Optionee dies while employed by the Company or an Affiliate or within 30 days after the termination of his employment by reason of retirement, Disability, dismissal without Cause or voluntary termination with the consent of the Company or Affiliate by which the Optionee was employed, the Optionee's legal representative may, at any time within nine months after the Optionee's death, exercise any Options granted to the Optionee to the extent that the Optionee was entitled to exercise such Options on the day of the Optionee's death.

                  (b) For purposes of this Agreement, the Optionee's employment will have terminated by reason of "Disability" if, as a result of the Optionee's incapacity due to physical or mental illness, the Optionee shall have been absent from his or her duties on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written notice is given by the Company to the Optionee (which may occur before or after the end of such six-month period), the Optionee shall not have returned to the performance of his or her duties on a full-time basis.


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

                  (c) For purposes of this Option Agreement, "Cause" shall mean
(i) the willful and continued failure by the Optionee to substantially perform his duties with the Company (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Optionee has not substantially performed his duties, or (ii) conviction for the commission of a felony or a crime involving moral turpitude. For purposes of this paragraph, no act, or failure to act, on the Optionee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Optionee shall not be deemed to have been terminated for Cause without delivery to the Optionee of a "Notice of Termination" (as hereinafter defined), from the Board finding that in the good faith opinion of all of the members of the Board the Optionee was guilty of conduct set forth above in clause (i) or (ii) hereof, and specifying the particulars thereof in detail. For purposes of this paragraph, a "Notice of Termination" shall mean a notice (communicated to the Optionee in accordance with Section 6(d)) which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Optionee's employment for Cause.

            4. Exercise of Option.

                  (a) The Option shall be exercised in the following manner: the Optionee, or the person or persons having the right to exercise the Option upon the death or Disability of the Optionee, shall deliver to the Company written notice, in substantially the form of the notice attached hereto, specifying the number of Option Shares which the Optionee elects to purchase. The Optionee must include with the notice full payment for any Option Shares being purchased under an Option.

                  (b) Payment of the Option Price for any Option Shares being purchased must be made in cash, by certified or cashier's check, or by delivering to the Company Stock which the Optionee already owns or by a cashless


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

exercise procedure. If the Optionee pays by delivering Stock, the Optionee must include with the notice of exercise the certificates for such Stock either duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company. The Stock delivered by the Optionee will be valued by the Company at its Fair Market Value on the day preceding the date of exercise of the Option, and if the value of the Stock delivered by the Optionee exceeds the amount required to be paid pursuant to this Section 4, the Company will provide to the Optionee, as soon as practicable, cash or a check in an amount equal to the value, as so determined, of any fractional portion of a share of Stock, and will issue a certificate to the Optionee for any whole share(s) of Stock, exceeding the number of shares of Stock required to pay the Option Price.

                  (c) Not less than 100 Option Shares may be purchased at any time upon the exercise of an Option, unless the number of Option Shares so purchased constitutes the total number of Option Shares then purchasable under the Option. The Option may be exercised only to purchase whole shares of Stock, and in no case may a fractional share be purchased. The right of the Optionee to purchase shares of Stock with respect to which the Option has become exercisable may be exercised, in whole or in part at any time or from time to time, prior to the Expiration Date or such earlier date on which the Option terminates.

                  (d) The Company may require an Optionee to pay, prior to the delivery of any Option Shares to which such Optionee shall be entitled upon exercise of any Option, an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect to any Option. Alternatively, the Optionee may authorize the Company to withhold from the number of Option Shares he or she would otherwise receive upon exercise of an Option, that number of Option Shares having a Fair Market Value equal to the amount of such required tax.


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

            5. Miscellaneous.

                  (a) Entire Agreement. This Option Agreement and the Plan contain all of the understandings and agreements between the Company and the Optionee concerning this Option and Limited SAR and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company and the Optionee have made no promises, agreements, conditions or understandings, either orally or in writing, that are not included in this Option Agreement or the Plan.

                  (b) Captions. The captions and section numbers appearing in this Option Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Option Agreement.

                  (c) Counterparts. This Option Agreement may be executed in counterparts each of which when signed by the Company or the Optionee will be deemed an original and all of which together will be deemed the same Agreement.

                  (d) Notices. Any notice or communication having to do with this Option Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Secretary of the Company at the principal office of the Company and, if to the Optionee, to the Optionee's last known address contained in the personnel or other records of the Company.

                  (e) Succession and Transfer. Each and all of the provisions of this Option Agreement are binding upon and inure to the benefit of the Company and the Optionee and their respective estate, successors and assigns; provided, however, that the Options and Limited SAR granted hereunder shall not be transferable by the holder thereof other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by his or her guardian, custodian or legal representative.

                  (f) Amendments. Subject to the provisions of the Plan, this Option Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.


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

                  (g) Governing Law. This Option Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law principles thereof.

                  (h) Benefits of this Agreement. Nothing in this Option Agreement shall be construed to give to any person or entity other than the Company and the Optionee any legal or equitable right, remedy or claim under this Option Agreement; but this Option Agreement shall be for the sole and exclusive benefit of the Company and the Optionee.

                  (i) Option Agreement Subject to Plan. This Option Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Option Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Optionee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                            AMERICAN BILTRITE INC.


                                            By: _________________________
                                                Name:
                                                Title:


                                            _____________________________


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

                             AMERICAN BILTRITE INC.
                             STOCK OPTION AGREEMENT

                               NOTICE OF EXERCISE


                          ___________________, ______

American Biltrite Inc.
57 River Street
Wellesley Hills, Massachusetts 02181-2047

Attn: Secretary

Gentlemen:

      On _____________, _____ I was granted an option by American Biltrite Inc. (the "Company") under the Company's 1993 Stock Award and Incentive Plan (the "Plan") and a stock option agreement, between myself and the Company, dated as of _____________, _____ (the "Option Agreement"). This letter is to notify you that I wish to purchase Option Shares under the Option Agreement as set forth below.

Exercise of Stock Option(s)

            1. I wish to purchase ________ Option Shares at the current exercise price of $________ per share for a total cost of $________

            2. I am paying for these Option Shares as follows:

                  ______ By enclosing cash and/or a certified or cashier's check payable to the Company in the amount of $_______.

                  ______ By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, representing ________ shares of Common Stock of the Company ("Stock").

                  ______      By cashless exercise procedure.

            3. I am paying the local, state and federal withholding taxes and/or all other taxes that the Company has advised me are due as follows:

                  ______ By enclosing cash and/or a certified or cashier's check payable to the Company in the amount of $________.

                  ______ By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, representing _________ shares of Stock.

                  ______ By authorizing the Company to withhold from the number of Option Shares I would otherwise receive that number having a fair market value equal to the tax amount due.

                                         Very truly yours,

                                         ______________________________
                                         Optionee's Signature

Name and Address                         ______________________________
(please print)
                                         ______________________________

                                         ______________________________

                                         ______________________________

Telephone Number                         (   )
                                         ______________________________

Social Security Number                   ______________________________